Exhibit 10.3














                                 TBC CORPORATION


                               TRUST AGREEMENT FOR



                               ______________(date)



































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                                TABLE OF CONTENTS

                                                               Page

   ARTICLE I      Name of Trust...............................   1

                  1.1   Name..................................   1
                  1.2   Purpose...............................   1

   ARTICLE II     Definitions.................................   2

   ARTICLE III    Company Obligations.........................   3
   ARTICLE IV     Payment Schedules...........................   3

                  4.1   Payment Schedule......................   3
                  4.2   Modified Payment Schedule.............   4
                  4.3   Withholdings..........................   4
                  4.4   Further Assurances....................   4
                  4.5   Distributions in the Event
                        of Taxability.........................   5

   ARTICLE V      The Trust Fund and Funding..................   5

                  5.1   Receipt and Holding of
                        the Trust Funds.......................   5
                  5.2   Initial Funding of Trust..............   5
                  5.3   Additional Funding; Excess Assets.....   6
                  5.4   Release of Trust Funds Unless
                        a Change of Control Occurs............   6
                  5.5   Transfer to Another Trustee...........   6
                  5.6   Company's Right to Substitute Assets..   7
   ARTICLE VI     Status of Trust.............................   7

                  6.1   Grantor Trust.........................   7
                  6.2   Subject to Claims Creditors
                        of the Company........................   7
                  6.3   Notification of Bankruptcy
                        or Insolvency.........................   8

   ARTICLE VII    The Trustee's Accounting....................   9

                  7.1   Books and Records.....................   9
                  7.2   Trustee's Report......................   9
                  7.3   Additional Reports....................   9

   ARTICLE VIII   Administration of the Trust Fund............  10

                  8.1   Ownership and Investment
                        of the Trust Fund.....................  10
                  8.2   Powers of the Trustee.................  10
                  8.3   Situs of Assets.......................  13
                  8.4   Entire Agreement......................  13



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   ARTICLE IX     Relating to the Trustee.....................  13

                  9.1   Liability of the Trustee..............  13
                  9.2   Obligations under Law.................  14
                  9.3   Bond..................................  14
                  9.4   Compensation..........................  14
                  9.5   Indemnification.......................  14

   ARTICLE X      Missing Persons, Incapacitated Executives,
                  Death, Directions and Notices...............  15
                  10.1  Missing Persons.......................  15
                  10.2  Incapacity; Death.....................  15
                  10.3  Form..................................  15
                  10.4  Proof of any Matter...................  15
                  10.5  Absence of Directions.................  15

   ARTICLE XI     Resignation or Removal of Trustee...........  15

                  11.1  Successor Trustee.....................  15
                  11.2  Final Account.........................  16
                  11.3  Transfer and Discharge................  16
                  11.4  Effective Date of Appointment
                        of Successor Trustee..................  16
                  11.5  Merger or Consolidation...............  16

   ARTICLE XII    Protection for Third Persons................  16

   ARTICLE XIII   Termination; Amendment; and Waiver..........  17
                  13.1  Termination...........................  17
                  13.2  Amendment and Waiver..................  17

   ARTICLE XIV    General Provisions..........................  17

                  14.1  Tennessee Trust.......................  17
                  14.2  Severability..........................  17
                  14.3  Arbitration...........................  18
                  14.4  Notices...............................  18
                  14.5  Trust Beneficiaries...................  18
                  14.6  Headings..............................  19
                  14.7  Counterparts..........................  19
                  14.8  Nonalienation of Benefits.............  19















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                                 TBC CORPORATION

                              TRUST AGREEMENT FOR __________


            THIS AGREEMENT is established effective as of the ___ of ______, ____, by TBC CORPORATION (the "Company"), a Delaware corporation, as grantor, and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as trustee, under the following circumstances:

            (A) The Company has executed an Executive Employment Agreement, dated ___________, ____, with________________("the
       Executive"), which Agreement provides for the Company's employment of the Executive, beginning _______, ____. The Executive Employment Agreement contains provisions to pay the Executive compensation and benefits if the Executive's employment with the Company is terminated for certain reasons including, but not limited to, a Change of Control as defined therein.

            (B) Those compensation and benefit payments are not funded or otherwise secured, and the Company desires by this Trust to provide further assurance to the Executive that the provisions of the Employment Agreement concerning termination of the Executive's employment with the Company following a Change of Control of the Company (as defined in Article II) will be satisfied and payments will be timely made when due, by depositing assets for use in making such payments, in trust, upon the occurrence of a Change of Control or Potential Change of Control of the Company (as therein defined), subject only to the claims of the Company's existing or future general creditors in the event of the Company's insolvency or bankruptcy as defined in Section 6.3.


            NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable considerations, the parties hereto agree as follows:

                                    ARTICLE I

                                  NAME OF TRUST

            1.1 Name. The Trust created by this Agreement may be referred to as the "TBC CORPORATION TRUST FOR _____________ ".

            1.2 Purpose. The Trust is established for the purposes set forth in Preamble B to this Agreement.







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                                   ARTICLE II

                                   DEFINITIONS

            The following terms used in this Trust have the following meanings:

            "Board" means the Board of Directors of the Company.

            "Change of Control" means any change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as the same is construed by the Securities and Exchange Commission on the date of execution of this Agreement or in accordance with any change made with respect to said Item or construction thereof deemed more favorable by the Executive; provided that, without limitation, such a change in control shall be deemed to have occurred if
   (i) any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Executive and/or an entity then controlled by the Executive or the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period;
   (iii) the Company merges or consolidates with another corporation and the Company or an entity controlled by the Company or the Executive immediately prior to the merger or consolidation is not the surviving entity; or (iv) a sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company takes place.

            "Code" means the Internal Revenue Code of 1986 and the regulations issued thereunder, as amended from time to time hereafter.

            "Company" means TBC CORPORATION, a Delaware corporation, and any successor to such entity.

            "Employment Agreement" means the Executive Employment Agreement, dated ___________, ____, between the Company and the Executive, as the same may be hereafter modified, amended, or extended by mutual agreement of the Company and the Executive, and shall include any Employment Agreement subsequently executed by the Company and the Executive which supersedes or replaces such Executive Employment Agreement.






            "Executive" means _______________.

            "Fiscal Year" means the fiscal year of the Company.

            "Payment Schedule" has the meaning ascribed to it in Section 4.1.

            "Potential Change of Control" means and shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control of the Company, (ii) any person, other than the Company, the Executive or an entity controlled by the Company or the Executive, publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control of the Company, (iii) any person, other than the Executive and/or any entity controlled by the Executive or the Company, increases his beneficial ownership of the combined voting power of the Company's then outstanding securities by 5% or more over the percentage so owned by such person on the date hereof and, after such increase, is the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of such securities; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control of the Company has occurred.

            "Trust" means the trust created by this Agreement.

            "Trust Fund(s)" has the meaning ascribed to it in Section 5.1.

            "Trustee" means any trustee from time to time serving as the trustee of the Trust.

                                   ARTICLE III

                               COMPANY OBLIGATIONS

            The Company shall continue to be liable to make all payments to the Executive required under the terms of the Employment Agreement to the extent such payments have not been made pursuant to this Trust. Payments made from Trust Funds to the Executive pursuant to Article IV shall, to the extent of such payments, satisfy the Company's obligation to pay benefits to the Executive under the Employment Agreement.

                                   ARTICLE IV

                                PAYMENT SCHEDULES

            4.1 Payment Schedule. Upon the occurrence of the termination of Executive's employment with Company following any Change of Control or Potential Change of Control, the Company







   shall deliver to the Trustee a payment schedule (the "Payment Schedule") showing as to the Executive the dates payments are to be made to the Executive and the amount of each such payment or setting forth a formula or instructions acceptable to the Trustee for determining the amounts so payable and the payment dates. The Payment Schedule shall also be delivered by the Company to the Executive.

            4.2 Modified Payment Schedules. A Modified Payment Schedule shall be delivered by the Company to the Trustee and to the Executive each time that additional amounts are required to be paid by the Company to the Trustee under Section 5.3, upon the occurrence of any event requiring a new Payment Schedule under Section 4.1., or upon the death of the Executive. The Trustee shall make payments from the Trust Funds to the Executive in accordance with the provisions of the applicable Payment Schedule. In the event that the Executive reasonably believes that the Payment Schedule, as modified, does not properly reflect the amount payable to the Executive and/or dates of Payment under the Employment Agreement, the Executive shall be entitled to deliver to the Trustee written notice ("the Executive's Notice") setting forth payment instructions for the amount the Executive believes is payable under the relevant terms of the Agreement. The Executive shall also deliver a copy of the Executive's Notice to the Company within three (3) business days of delivery to the Trustee. Unless the Trustee receives written objection from the Company within thirty (30) business days after receipt by the Trustee of such notice, the Trustee shall make the payment in accordance with the payment instructions set forth in the Executive's Notice.

            4.3 Withholdings. The Trustee shall be permitted to withhold from any payment due to the Executive hereunder the amount required by law to be so withheld under Federal, state and local wage withholdings requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on instructions from the Company (consistent with the Executive's instructions to the Company) as to any required withholding and shall be fully protected under Section 9.5 in relying on such instructions.

            4.4 Further Assurances. The Trustee shall, at any time and from time to time, administer this Trust as may be necessary or proper to effectuate the purposes of this Trust. If the Trust receives an unqualified opinion of tax counsel selected by the Trustee, which opinion states that the Executive is subject to Federal income tax on amounts held in Trust prior to the distribution to the Executive of such amounts, the Trustee shall, to the extent practicable, take such action and administer the Trust Fund in such a manner so as to prevent the Trust Fund from becoming immediately taxable income to the Executive before making any distributions pursuant to Section 4.5, provided that





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   the Trustee shall not return any portion of the Trust Fund to the Company.

            4.5 Distributions in the Event of Taxability. In the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that the Executive is subject to Federal income taxation on amounts held in the Trust prior to the distribution to the Executive of such amounts and no curative action is available under Section 4.4, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to the Executive the portion of the Trust assets includable in the Executive's Federal gross income; provided that, as a condition of receiving such payment, the Executive has delivered to the Trustee a written agreement stating that the payment being made is in satisfaction of the obligations of the Company due to him in respect of which the payment is made, after taking into consideration that such payment is being made prior to the required distribution date, and the Company has concurred in such agreement, which concurrence shall not be unreasonably withheld.

                                    ARTICLE V

                           THE TRUST FUND AND FUNDING

            5.1 Receipt and Holding of the Trust Funds. The Trustee will accept and hold all contributions, insurance contracts, insurance policies and other property transferred and delivered to the Trustee by the Company or at the Company's direction. All contributions and property received by the Trustee, plus income and appreciation, constitute the trust fund (the "Trust Fund(s)").

            5.2 Initial Funding of Trust. Concurrently with the execution of this Agreement, the Company is delivering to the Trustee the sum of One Hundred Dollars to be held in trust hereunder. Upon the earlier of the occurrence of any Change of Control or Potential Change of Control, the Company shall contribute to the Trust, in cash or other property, the amount determined under accepted actuarial principles to be necessary to fund the amounts payable to the Executive under the Employment Agreement in accordance with a Payment Schedule to be delivered to the Trustee pursuant to Section 4.1, assuming that, for purposes of such Payment Schedule, the Executive's employment with the Company had been terminated on the day following the occurrence of the Change of Control or Potential Change of Control.








            5.3 Additional Funding; Excess Assets. Unless the Trust Funds have been released to the Company pursuant to Section 5.4, the Company shall, as soon as practicable after the end of each Fiscal Year, recalculate the amount determined under accepted actuarial principles to be necessary to fund any amounts payable to the Executive under the Employment Agreement, in accordance with any Payment Schedule delivered to the Trustee pursuant to Sections 4.1 and 4.2 during the most recently completed Fiscal Year (herein referred to as the "Aggregate Payment Obligation"). If the Aggregate Payment Obligation exceeds the fair market value of the Trust Funds at the end of the most recently completed Fiscal Year, then there exists a funding deficiency to the extent of such excess; and the Company shall contribute to the Trustee no later than 90 days after the end of such Fiscal Year additional cash or property having a fair market value equal to the amount of the funding deficiency. If the fair market value of the Trust Funds at the end of the most recently completed Fiscal Year is more than 125% of the Aggregate Payment Obligation, then there is an overfunding to the extent of such excess; and the Trustee shall as soon as practicable after the determination that an overfunding exists distribute to the Company cash or other property having a fair market value equal to the amount of the overfunding in excess of such 125%.

            5.4 Release of Trust Funds Unless Change of Control Occurs. Any funds delivered to the Trustee pursuant to Section 5.2 because of the occurrence of a Potential Change of Control, together with any assets in the Trust Fund in excess of $100, shall be returned to the Company six months after the date of such delivery, unless a Change of Control shall have occurred or the Potential Change of Control has not been abandoned or terminated. Each such initial six-month period shall be renewed for an additional six-month period, if any Potential Change of Control occurs during such initial six-month period. The Company shall notify the Trustee of the occurrence of a Change of Control or Potential Change of Control, and the Trustee may rely on such notice or on any other actual notice satisfactory to the Trustee of such Change or Potential Change which the Trustee may receive. Notwithstanding the foregoing, the Trustee shall have no duty or obligation to make any independent determination that such Change or Potential Change has occurred. In the event Trust Funds are released to the Company pursuant to this Section 5.4, all Payment Schedules delivered to the Trustee prior thereto pursuant to
   Section 4.1 shall be returned to the Company and be of no further force or effect.

            5.5 Transfer to Another Trustee. Upon the Executive's prior written consent, the Company may direct the Trustee to transfer the Trust Fund to a successor trustee as set forth in Section 11.1. The Trustee immediately will comply with that











   direction. When that transfer is completed, the Trustee will be relieved from all further obligations in connection with the Trust Fund.

            5.6 Company's Right to Substitute Assets. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity, including without limitation, the Trustee.

                                   ARTICLE VI

                                 STATUS OF TRUST

            6.1 Grantor Trust. The Trust is part of the Company's program established for the purpose of providing certain compensation and retirement benefits to the Executive, and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended. The Company intends the Trust to be treated as a grantor trust within the meaning of
   Section 671 of the Code and all income attributable to the Trust Fund shall be reported by the Company. The Trust Fund shall at all times be subject to the claims of the creditors of the Company as set forth in
   Section 6.2.

            6.2 Subject to Claims of Creditors of the Company. It is the intent of the parties hereto that the Trust Fund is and shall remain at all times subject to the claims of the creditors of the Company in the event of the Company's insolvency or bankruptcy as set forth in this
   Article VI, including, without limitation, its general creditors (including the Executive). Accordingly, the Company shall not create a security interest in the Trust Fund in favor of the Executive or any creditor. If the Trustee receives the notice provided for in Section 6.3, or otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 6.3, the Trustee will make no further distributions of the Trust Fund to the Executive but shall deliver the Trust Funds only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct, in order to make the Trust Fund available to satisfy the claims of the Company's creditors, including, without limitation, its general creditors. The Trustee shall resume distribution of the Trust Fund to the Executive under the terms hereof after receipt of notification from the Company, through its Board of Directors and Chief Executive Officer, that the Company was not, or is no longer, bankrupt or insolvent, or upon receipt of a decision to that effect by a court of competent jurisdiction or a duly appointed receiver or other person authorized by a court to so act.








   Unless the Trustee has actual notice of the Company's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

            6.3 Notification of Bankruptcy or Insolvency. The Company, through its Board of Directors and Chief Executive Officer, shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent upon the occurrence of any of the following:

                 (i) The Company shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed; or the Company by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of its property, or shall suffer any such custodianship, receivership, or trusteeship to continue undischarged; or

                (ii) The Company shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business; or

               (iii) The sum of the Company's debts is greater than all its property at a fair valuation; or

                (iv) The present salable value of the Company's assets is less than the amount that would be required to pay the probable liability on its existing debts as they become absolute, matured, due and payable.












                                   ARTICLE VII

                            THE TRUSTEE'S ACCOUNTING

            7.1 Books and Records. The Trustee will keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions in respect of the Trust Fund. Those accounts and related records may be inspected by any person designated by the Company. The Trustee will retain those records and supporting data for the period required by law. All Trust assets may be commingled for purposes of investment. For recordkeeping purposes only, an account will be maintained for the Executive. The account will be credited with all contributions relating to the Executive and will be debited with all payments to the Executive.

            7.2 Trustee's Report. Within 60 days after the end of each Fiscal Year, the Trustee shall file a written report with the Company containing:

            (a) A description of investments, receipts, disbursements and other transactions effected by the Trustee during the most recently completed Fiscal Year;

            (b) An exact description of any asset transferred to the Trustee or transferred by the Trustee to any other person during such Fiscal Year;

            (c) An exact description of assets sold or purchased by the Trustee during such Fiscal Year, the cost of each item purchased and the net proceeds of each item sold;

            (d) An exact description of all assets held by the Trustee as of the close of business on the last day of such Fiscal Year, and the cost and fair market value of each item (other than insurance contracts) determined as of the same date; and

            (e) Any other information required by law to be filed on behalf of the Trust.

            The information described in subsections (a), (b) and (c), above, may be given in the form of monthly or quarterly reports, if those reports, taken together, contain the required information.

            7.3 Additional Reports. In addition to the report required under Section 7.2 above, the Trustee shall make any interim reports reasonably requested by the Company.











                                  ARTICLE VIII

                        ADMINISTRATION OF THE TRUST FUND

            8.1 Ownership and Investment of the Trust Fund. The Trustee is the legal owner of all Trust Fund assets and, subject to this Article, shall invest and reinvest the Trust Fund. Any amounts reasonably necessary to meet contemplated payments or to be transferred from the Trust Fund may be deposited temporarily in the commercial department of any bank or trust company. The Trustee will not be liable for any interest on those deposits except for interest actually paid by the bank or trust company or, if the deposit is with the Trustee's own commercial department, interest at the legally permitted rate agreed to by the Trustee and the Company. Alternatively, the Trustee may make temporary deposits in governmental obligations, certificates of deposit, commercial paper, commercial paper master notes, cash management funds, or a common trust fund or a cash management fund maintained by the Trustee for temporary cash investments.

            8.2 Powers of the Trustee. Subject to this Article, Article V and Sections 9.1 and 9.2 and in addition to the powers generally given to trustees by law, the Trustee may:

            (a) Invest and reinvest the Trust Fund in securities or other property, real or personal, wherever located, and whether or not productive of income, which the Trustee believes advisable, including capital, common and preferred shares of stock (including, if directed by the Company, investment of up to 10% of the Trust Funds in shares of stock and other securities issued by the Company, the Trustee or any entity related through common ownership to the Trustee), personal, corporation and governmental obligations, whether or not secured; mortgages, leaseholds, fees and other interests in realty; oil, gas or mineral properties, rights, royalties, payments or other interests in that property; contracts, conditional sale agreements, choses in action; trust and participation certificates, or other evidences of ownership, part ownership, interest or part interest. Except as provided in Section 8.2, the Trustee will not be limited or restricted by any statute or rule of law, now or hereafter in effect, governing trust investments, and may invest and reinvest through the medium of any combined, common, collective or commingled trust fund or funds maintained by the Trustee or any entity related through common ownership with the Trustee, the terms of which are incorporated into this Trust, or commingle and invest the Trust Fund with other trust funds created by the Company under other trusts. An investment will not be improper or imprudent merely because the Trustee participated in the issuance,







       underwriting or original sale of the acquired property or because the proceeds were to be used to satisfy obligations of the issuer or seller to the Trustee.

            (b) Form or acquire an interest in a corporation or make use of a corporation for the purpose of investing in and holding title to any property.

            (c) Except as limited by Section 8.2, hold property in the form received (including shares of stock and other securities issued by the Company, the Trustee or any entity related through common ownership to the Trustee) for as long as the Trustee believes advisable, regardless of the character of that property, and regardless of whether its acquisition by a trustee is authorized by law.

            (d) Sell or contract to sell, exchange or otherwise dispose of or grant options on any asset of the Trust Funds, at public auction, by private contract, pursuant to option, or otherwise, upon terms and conditions which at the time the Trustee believes appropriate, and make, execute and deliver instruments necessary or proper to complete the transaction.

            (e)  Hold in its own or in nominee name any asset of the Trust
       Funds.

            (f) Exercise or sell, for adequate consideration, conversion or subscription rights under any Trust Fund asset, and use that portion of the Trust Funds necessary to exercise those rights.

            (g) Vote or refrain from voting all shares of stock or securities (including, at the direction of the investment committee established under the Company's Retirement Plan, shares of stock and other securities issued by the Company, the Trustee or any entity related through common ownership to the Trustee) in person or by proxy (including special, limited or general proxies, with or without power of substitution) and, as stock or security holder, execute and deliver proxies to one or more nominees. The Trustee may dissent from or consent to, approve, authorize, and become a party to any reorganization, consolidation, merger, sale or lease of corporate property or other corporate readjustment, including dissolution or liquidation, and execute appropriate instruments. In participating in any corporate action, the Trustee may act as if it is the absolute owner of the shares of stock or securities and may deposit those certificates of ownership with any committee or depository designated in the plan or






       agreement governing that corporate action, and pay from the Trust Fund any charges or assessments imposed by that plan or agreement and may accept and continue to hold any property received by reason of participation in that corporate action.

            (h) Borrow money for Trust purposes in amounts, from any person (except itself) and on the terms and conditions which the Trustee deems advisable. The Trustee will issue its promissory note as Trustee and secure repayment by mortgaging, pledging or otherwise hypothecating all or any part of the Trust Funds (including, if directed by the Company, shares of stock and other securities issued by the Company or any entity related through common ownership to the Trustee).

            (i) Establish whether any trust asset is to be treated as principal or income and charge or apportion expenses, taxes and losses to principal or income, as the Trustee believes appropriate. However, gains or profits arising from the sale or other disposition of assets will become a part of principal, and the Trustee will not be required to set aside any part of income to absorb or make good any losses arising from the disposition of any asset. Moreover, all liquidating payments or liquidating dividends will become part of principal and stock dividends will be allocated to principal or income depending on the type of distribution represented by the dividend; regular or ordinary cash dividends always will be treated as income. Also, the Trustee need not amortize any premium paid to acquire property or to set aside any part of the income to absorb a premium; if the Trustee acquires any investment at a discount or at a price less than par value, it need not treat or accrue that discount as income.

            (j) Modify the terms of any obligation forming part of the Trust Funds, and release any security for or guaranty of any obligation; foreclose any mortgage securing any obligation, and purchase the mortgaged property at the foreclosure sale, or acquire the property by deed, conveyance or assignment from the mortgagor without foreclosure, and retain property bought in under foreclosure or acquired without foreclosure and dispose of it on the terms and conditions which the Trustee believes appropriate.

            (k) Abandon, adjust, arbitrate, compromise, or otherwise settle any obligation or liability due to or from it as Trustee, including any tax claim, and/or enforce or contest any claim in legal or administrative







       proceedings. The Trustee will not be required to contest any claim unless it has been indemnified against the costs and expenses of that action or unless available Trust Fund assets are sufficient to pay those expenses.

            (l) Hire and compensate, from the Trust Funds, agents, accountants, brokers and counsel (who may be counsel for the Company) and other assistants and advisors which it believes are necessary or desirable for the proper administration of the Trust Fund.

            (m) Temporarily deposit uninvested funds in a commingled temporary deposit medium which is composed of certificates of deposit or other obligations issued by the Trustee, or a cash management fund maintained by the Trustee.

            (n) Do all other acts, not specifically mentioned above which are necessary to administer the Trust Fund and to carry out the purposes of the Trust.

            8.3 Situs of Assets. Except as permitted by law, the Trustee may not maintain in the Trust Fund any assets located outside the jurisdiction of the district courts of the United States.

            8.4 Entire Agreement. The Trustee will have only those powers, duties, or responsibilities set forth in this Agreement.

                              ARTICLE IX

                        RELATING TO THE TRUSTEE

            9.1 Liability of the Trustee. The Trustee will exercise its powers and perform its duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with those matters would use in the conduct of an enterprise of a like character and with like aim. The Trustee also will diversify Trust Fund investments to minimize the risk of large loss unless under the circumstances the Trustee believes it clearly would be prudent not to diversify. Wherever this Trust Agreement provides that the Trustee must follow directions of the Company or that the Trustee has no duty or power concerning a matter, the Trustee will not be liable for any harm caused by a direction or lack of a direction or by any exercise or non-exercise of power by another unless:










            (a) the Trustee knowingly participates in or knowingly undertakes to conceal an act or omission of another fiduciary with respect to the Trust; or

            (b) by the Trustee's failure to act in accordance with this Section, the Trustee has enabled another fiduciary to breach a fiduciary duty; or

            (c) the Trustee has knowledge of a breach of fiduciary duty which resulted in harm or injury and does not make reasonable efforts under the circumstances to remedy the breach.

            9.2 Obligations under Law. Regardless of any general or specific power or authority granted to it, the Trustee may not engage in any transaction, exercise any power or perform any duty under this Trust in violation of the Code, the Employee Retirement Income Security Act, as amended, or any regulations or rulings issued under those laws.

            9.3 Bond. Unless required by law, the Trustee is not required to furnish bond for the faithful performance of its duties.

            9.4 Compensation. The Trustee will be compensated reasonably as agreed to by the Company and the Trustee. Such compensation and all reasonable expenses of administration will be paid by the Company either directly or by otherwise providing the needed funds to the Trustee. Failing such payment, the Trustee's compensation and all reasonable expenses of administration will be paid by the Trustee out of the Trust Funds.

            9.5 Indemnification. The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred, including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Fund or income of the Trust (the "Indemnified Amounts"), arising out of or in connection with the performance by the Trustee of its duties hereunder provided the Indemnified Amounts do not arise out of, or are connected with, any of the foregoing as to which the Trustee may be liable under subparagraphs (a), (b) or (c) of Section 9.1. Any amount payable to the Trustee under this Section 9.5 and not previously paid by the Company shall be paid by the Company promptly upon demand therefor by the Trustee or, if the Trustee so chooses in its sole discretion, from the Trust Fund. In the event that payment is made hereunder to the Trustee from the Trust Fund, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash or other






   property equal to any payments made from the Trust Fund to the Trustee pursuant to this Section 9.5. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification pursuant to this Section 9.5.

                                    ARTICLE X

                   MISSING PERSONS, INCAPACITATED EXECUTIVES,
                         DEATH, DIRECTIONS, AND NOTICES

            10.1 Missing Persons. If any payment to be made by the Trustee to the Executive is not claimed or accepted by the Executive, the Trustee shall notify the Company. The Trustee shall not have any obligation to search for or ascertain the whereabouts of the Executive.

            10.2 Incapacity; Death. While the Executive is under a legal disability or, in the Trustee's opinion, in any way is incapacitated so as to be unable to manage his financial affairs, the Trustee may make any required distribution to the Executive by making it (i) directly to the Executive, (ii) to a legal guardian of the Executive, or (iii) in such other manner as the Trustee deems in the best interest of the Executive. Upon the death of the Executive, the Trustee shall make any required distribution to the person or entity entitled to receive such amounts pursuant to the terms of the Employment Agreement.

            10.3 Form. All directions, notices, certifications and amendments to the Trust to be given by the Company will be in writing signed on behalf of the Company.

            10.4 Proof of any Matter. If required by the Trustee, any matter may be proved conclusively by certification by the Company. The Trustee also may accept or require any other or further evidence it believes to be sufficient or necessary.

            10.5 Absence of Directions. If the Trustee believes that it must take action under this Trust, it may act in its sole discretion unless direction is provided in this Trust.

                                   ARTICLE XI

                        RESIGNATION OR REMOVAL OF TRUSTEE

            11.1 Successor Trustee. The Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company and the Executive specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company shall appoint a successor trustee to which the Executive has no reasonable objection, such trustee to become Trustee hereunder upon the resignation date







   specified in such notice. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Fund. The Company may at any time substitute a new trustee by giving thirty (30) days notice thereof to the Trustee then acting. The Trustee and any successor thereto appointed hereunder shall be a commercial bank which is not an affiliate of the Company, but which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of $50,000,000.

            11.2 Final Account. If the Trustee resigns or is removed, and unless the Company accepts without exception the Trustee's final account, the Trustee (or its representative) may settle its account either (a) by beginning an action to procure a judicial settlement or (b) by agreeing on a settlement with the Company.

            11.3 Transfer and Discharge. If a successor trustee is appointed, the Trustee will transfer the Trust Fund to the successor along with true copies of all relevant records reasonably requested by the successor. The Trustee also will execute all documents necessary to the transfer of the Trust Fund. When it has completed those actions, the Trustee will not be further accountable for any matters covered in its accounting.

            11.4 Effective Date of Appointment of Successor Trustee. Appointment of a successor trustee will be effective when it delivers to the Company and to the former trustee written acceptance of the appointment. When delivered, this Trust will be interpreted as if the successor trustee had been originally named Trustee. However, the successor trustee will not be liable or responsible for anything done or omitted in the administration of the Trust before its appointment.

            11.5 Merger or Consolidation. If the Trustee engages in a corporate reorganization, the resulting corporation automatically will be the Trustee's successor.

                                   ARTICLE XII

                          PROTECTION FOR THIRD PERSONS

            Protection for Third Persons. In dealing with the Trustee, no one other than the Company is required to inquire into the Trustee's authority to take any action authorized by this Trust. All persons may assume that the Trustee is authorized to take any action which it undertakes and will not be liable for any act done under written direction of the Trustee. Also, all persons may assume that the Trustee is authorized to receive any money or property paid to the Trustee, or paid under the Trustee's written direction. Written certification by the Company of the Trustee's name will be conclusive evidence that








   the Trustee is qualified to act as Trustee at the date of that certification.

                                  ARTICLE XIII

                       TERMINATION; AMENDMENT; AND WAIVER

            13.1 Termination. This Trust shall be terminated upon the earlier of (i) the exhaustion of the Trust Fund; or (ii) the final payment of all amounts payable to the Executive pursuant to Sections 8 and 9 of the Agreement; (iii) the date the Executive ceases to be employed by the Company for any reason, provided that no Trust Funds unrelated to the $100 initial deposit made by the Company are then held by the Trust and that no event has occurred prior to such date or is then occurring which would, pursuant to Section 5.2 hereof, require the Company to fund the Trust beyond the Company's $100 initial deposit; or (iv) upon the mutual consent of the Company and the Executive. Promptly upon termination of this Trust, any remaining portion of the Trust Funds shall be paid to the Company.

            13.2 Amendment and Waiver. This Trust is irrevocable and may not be amended except by an instrument in writing signed on behalf of the parties hereto together with the written consent of the Executive. The parties hereto, together with the consent of the Executive, may at any time waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto and the Executive to any such waiver shall be valid if set forth in an instrument in writing signed by or on behalf of such party and the Executive. Notwithstanding the foregoing, any such amendment or waiver may be made by written agreement of the parties hereto without obtaining the consent of the Executive if such amendment or waiver does not adversely affect the rights of the Executive hereunder. No amendment or waiver relating to this Trust may be made which affects the Executive unless the Executive has agreed in writing to such amendment or waiver.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

            14.1 Tennessee Trust. The Trust will be construed and enforced according to the laws of the State of Tennessee and the United States.

            14.2 Severability. In the event that any provision of this Agreement or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is








   held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

            14.3 Arbitration. Any dispute between the Executive and the Company or the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder shall be determined exclusively by binding arbitration in Memphis, Tennessee, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court of competent jurisdiction.

            14.4 Notices. Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested (except that reports may be sent by ordinary mail), addressed as follows:

            If to the Company:    TBC Corporation
                                  4770 Hickory Hill Drive
                                  P. O. Box 18342
                                  Memphis, Tennessee 38181-0342
                                  Attn:  Secretary


            If to the Trustee:    First Tennessee Bank National
                                    Association
                                  Personal Trust Division
                                  P. O. Box 84
                                  Memphis, Tennessee 38101

            If to the Executive:  ___________________
                                  At his then current home address as set
                                  forth in the books and records of the party giving such notice.


            A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.

            14.5 Trust Beneficiaries. The Executive is the intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto. Following the death of the Executive, his rights as the intended beneficiary under this Trust may be exercised by the person or entity which, pursuant to the terms of the Employment Agreement, would be entitled to receive the amounts that would otherwise have been distributed to the Executive hereunder.








            14.6 Headings. The headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of its provisions.

            14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original; all counterparts constitute the same instrument, sufficiently evidenced by any one counterpart.

            14.8 Nonalienation of Benefits. The Executive's interest under the Trust or right to receive any payment or distribution under the Trust is not subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Executive or his beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

            IN WITNESS WHEREOF, the Company and the Trustee have caused this instrument to be executed as of the 1st day of _____, ____.


   FIRST TENNESSEE BANK
   NATIONAL ASSOCIATION             TBC CORPORATION


   By___________________________    By_____________________________
     Title:                           President and Chief Executive
                                      Officer























                                      -40-